Exhibit 99

Zebra Technologies Corporation
333 Corporate Woods Parkway
Vernon Hills, Illinois 60061.3109 U.S.A.
Telephone +1.847.634.6700
Facsimile +1.847.913.8766
www.zebra.com

FOR IMMEDIATE RELEASE

Zebra Technologies Records Strong Sales and Earnings
Growth for the Second Quarter of 2003

Vernon Hills, IL, July 28, 2003—Zebra Technologies Corporation (Nasdaq: ZBRA) today announced its fifth consecutive quarter of sales and earnings growth, with a 33.2% increase in diluted earnings per share on 12.0% growth in net sales. For the three months that ended June 28, 2003, the company recorded net income of $22,262,000, or $0.70 per diluted share, compared with $16,460,000, or $0.53 per diluted share, for the second quarter of 2002. Quarterly net sales of $129,863,000 advanced to the second-highest level in the company’s history from $115,951,000 for the same period a year ago. Both net sales and net income exceeded the upper levels of the company’s previously forecasted range.

Net sales for the second quarter of 2003 increased in all geographic regions, with proportionally higher growth recorded in international regions. Higher gross profit margin of 51.3%, compared with 48.1% for the second quarter of 2002, resulted from the higher sales volume, favorable foreign exchange rates and lower product costs. Higher selling and marketing expenses of 23.8% principally reflected the ongoing strategic investments to drive long-term growth. Even with these investments, second quarter operating income increased to 24.4% of net sales from 21.5%. Quarterly financial results also benefited from an increase in investment income to $3,017,000 from $1,188,000, as well as a decline in the effective income tax rate to 35% from 36%.

“Zebra’s strategic investments in geographic expansion, product development and delivering high-growth applications to vertical markets made over more than two years helped drive the robust results we are reporting today and position the company for further sales and earnings growth,” stated Edward Kaplan, Zebra’s chairman and chief executive officer. “Greater international sales representation is generating higher levels of business in emerging regions such as China, Eastern Europe and Latin America. Innovative new products are meeting customer needs by serving several new applications, including many mobile and wireless solutions. Investments in sales, marketing and technology resources have greatly extended Zebra’s market leadership and position the company to benefit from emerging trends in radio frequency identification, life sciences, Homeland Security, and others. We completed the first six months of 2003 with record results and look forward to continued growth in the second half of the year and as we move into 2004.”

For the first half of 2003, net income was a record $44,302,000, or $1.40 per diluted share, up 41.1% from $31,400,000, or $1.01 per diluted share, for the first half of 2002. Net sales for the first six months of 2003, also a record, increased 12.6% to $254,547,000 from $226,136,000 for the corresponding period a year ago.

At June 28, 2003, Zebra had $401,348,000 in cash, investments and marketable securities, and no long-term debt. Reflecting the higher business activity, inventories totaled $40,030,000 and accounts receivable were $79,555,000.

Zebra also announced its financial forecast for the third quarter of 2003. For the third quarter, net sales are expected within a range of $129,000,000 and $135,000,000, with earnings between $0.68 and $0.73 per diluted share.

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the third quarter of 2003 stated in the paragraph directly above. These statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in general industry and market conditions, of general domestic and international economic conditions, and other factors. Specifically, these factors include market acceptance of the company’s products and product lines and competitors’ product offerings, as well as the speed of adoption of the company’s printing technologies and competing technologies. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2002.

Zebra Technologies Corporation delivers innovative and reliable on-demand printing solutions for business improvement and security applications in about 100 countries around the world. More than 90% of Fortune 500 companies use Zebra®-brand printers. A broad range of applications benefit from Zebra-brand thermal bar code, “smart” label and receipt printers, and Eltron®-brand card printers, resulting in enhanced security, increased productivity, improved quality, lower costs, and better customer service. The company has an installed base of approximately three million printers, including RFID printer/encoders and wireless mobile solutions, and also offers software, connectivity solutions, and printing supplies. Information about Zebra Technologies can be found at www.zebra.com.

Investors are invited to listen to a live Internet broadcast of Zebra’s conference call discussing the company’s financial results for the second quarter of 2003. The conference call will be held at 11:00 Eastern Time today. To listen to the call, visit the company’s Web site at www.zebracorporation.com.

For Information, Contact:

Charles R. Whitchurch

Chief Financial Officer

Phone: 847.634.6700

Fax: 847.821.2545

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

	June 28, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,117	$18,418
Investments and marketable securities	382,231	330,159
Accounts receivable, net	79,555	71,299
Inventories	40,030	38,066
Deferred income taxes	4,899	4,107
Prepaid expenses	5,855	2,531
Total current assets	531,687	464,580

Property and equipment at cost, less accumulated depreciation and amortization	39,162	39,462
Long-term deferred income taxes	1,255	1,722
Excess of cost over fair value of net assets acquired	54,455	54,455
Other intangibles	2,813	3,556
Other assets	9,742	9,313
Total assets	$639,114	$573,088

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$16,492	$15,447
Accrued liabilities	16,918	17,661
Short-term note payable	626	275
Current portion of obligation under capital lease with related party	166	145
Income taxes payable	7,499	3,376
Total current liabilities	41,701	36,904

Obligation under capital lease with related party, less current portion	379	605
Deferred rent	467	416
Other long-term liabilities	1,855	1,008
Total liabilities	44,402	38,933

Stockholders’ equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized, none outstanding	—	—
Class A Common Stock, $.01 par value; 50,000,000 shares authorized, 28,363,734 and 27,660,466 shares issued, and 28,298,640 and 27,282,087 shares outstanding in 2003 and 2002, respectively	283	276
Class B Common Stock, $.01 par value; 28,358,189 shares authorized, 3,182,782 and 3,886,050 shares issued and outstanding in 2003 and 2002, respectively	32	39
Additional paid-in capital	57,599	56,478
Treasury stock, at cost (65,094 shares and 378,379 shares, respectively)	(2,913)	(16,760)
Retained earnings	538,452	494,150
Accumulated other comprehensive income (loss)	1,259	(28)
Total stockholders’ equity	594,712	534,155
Total liabilities and stockholders’ equity	$639,114	$573,088

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2003	June 29, 2002	June 28, 2003	June 29, 2002
Net sales	$129,863	$115,951	$254,547	$226,136
Cost of sales	63,305	60,202	123,640	118,376
Gross profit	66,558	55,749	130,907	107,760
Operating expenses:
Selling and marketing	16,754	13,531	31,257	25,479
Research and development	7,560	7,472	15,139	14,927
General and administrative	10,248	9,413	20,500	18,742
Amortization of intangible assets	371	367	742	735
Costs related to terminated acquisition	—	—	—	3,300
Merger costs	—	—	—	73
Total operating expenses	34,933	30,783	67,638	63,256

Operating income	31,625	24,966	63,269	44,504

Other income (expense):
Investment income	3,017	1,188	5,456	5,355
Interest expense	(14)	(32)	(52)	(87)
Other, net	(379)	(413)	(516)	(726)
Total other income	2,624	743	4,888	4,542

Income before income taxes	34,249	25,709	68,157	49,046
Income taxes	11,987	9,249	23,855	17,646
Net income	$22,262	$16,460	$44,302	$31,400

Basic earnings per share	$0.71	$0.53	$1.42	$1.02
Diluted earnings per share	$0.70	$0.53	$1.40	$1.01

Basic weighted average shares outstanding	31,358	30,932	31,281	30,887
Diluted weighted average and equivalent shares outstanding	31,708	31,229	31,608	31,181

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Six Months Ended
	June 28, 2003	June 29, 2002
Cash flows from operating activities:
Net income	$44,302	$31,400
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,783	6,024
Tax benefit from exercise of options	2,858	—
Appreciation in market value of investments and marketable securities	—	653
Write-down of long-term investments	—	193
Deferred income taxes	(315)	(2,422)
Changes in assets and liabilities:
Accounts receivable, net	(7,479)	(4,343)
Inventories	(1,697)	650
Other assets	357	4,127
Accounts payable	535	1,593
Accrued liabilities	(797)	(2,378)
Income taxes payable	4,077	914
Other operating activities	(3,376)	749
Investments and marketable securities	—	(49,908)
Net cash provided by (used in) operating activities	44,248	(12,748)

Cash flows from investing activities:
Purchases of property and equipment	(4,547)	(4,111)
Purchases of investments and marketable securities	(771,137)	—
Sales of investments and marketable securities	719,065	—
Net cash used in investing activities	(56,619)	(4,111)

Cash flows from financing activities:
Proceeds from exercise of stock options	12,110	6,445
Issuance of notes payable	408	620
Payments for obligation under capital lease, with related party	(229)	(165)
Net cash provided by financing activities	12,289	6,900

Effect of exchange rate changes on cash	781	684

Net increase (decrease) in cash and cash equivalents	699	(9,275)
Cash and cash equivalents at beginning of period	18,418	26,328
Cash and cash equivalents at end of period	$19,117	$17,053

Supplemental disclosures of cash flow information:
Interest paid	$52	$87
Income taxes paid	19,130	9,935

Supplemental disclosures of non-cash transactions:
Conversion of Class B Common Stock to Class A Common Stock	7	7

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

Sales by Product Category

	Three Months Ended
	June 28, 2003	June 29, 2002	Percent Change	Percent of Total Sales
Hardware	$98,565	$87,323	12.9	75.9
Supplies	24,206	21,705	11.5	18.6
Service and software	6,085	5,999	1.4	4.7
Freight revenue	1,007	924	9.0	0.8
Total sales	$129,863	$115,951	12.0	100.0

Sales by Product Category

	Six Months Ended
	June 28, 2003	June 29, 2002	Percent Change	Percent of Total Sales
Hardware	$193,117	$169,495	13.9	75.9
Supplies	47,345	42,603	11.1	18.6
Service and software	12,122	11,736	3.3	4.7
Freight revenue	1,963	2,302	(14.7)	0.8
Total sales	$254,547	$226,136	12.6	100.0

Sales by Geographic Region

	Three Months Ended
	June 28, 2003	June 29, 2002	Percent Change	Percent of Total Sales
International	$59,750	$51,271	16.5	46.0
North America	70,113	64,680	8.4	54.0
Total sales	$129,863	$115,951	12.0	100.0

Sales by Geographic Region

	Six Months Ended
	June 28, 2003	June 29, 2002	Percent Change	Percent of Total Sales
International	$114,877	$97,010	18.4	45.1
North America	139,670	129,126	8.2	54.9
Total sales	$254,547	$226,136	12.6	100.0